Exhibit 10.14

                              TREND MINING COMPANY
                      401 Front Avenue, Suite 1, 2nd Floor
                           Coeur D'Alene, Idaho 83814
               Telephone (208) 664-8095 * Facsimile (208) 667-9616


September 28, 2001

Ms. Lillian J. Berger
3009 Palm Aire Drive North
Pompano Beach, Florida 33069


Re: Loan Facility


To Whom It May Concern:

1) By this letter agreement, you hereby agree to loan to Trend Mining Company ("Trend") an aggregate amount of TEN-THOUSAND DOLLARS ($10,000) (the "Loan").

2) Trend, for value received, hereby unconditionally promises to pay to you in U.S. dollars and immediately available funds the entire outstanding principal amount of the remitted Loan immediately after completion of a private placement of any shares of Trend and concurrently with any amounts repaid to Electrum LLC and others having provided loan facilities of this type to Trend. Trend further promises to pay interest on such outstanding principal amount at a rate equal to EIGHT PERCENT (8%) per annum, payable semi-annually in arrears. All computations of interest shall be based on a 365-day year and actual days elapsed. (The monies loaned to Trend under the Loan plus to interest provided for in this paragraph 2 are sometimes referred to herein as the "Loan Amount").

3) In consideration for you providing the Loan to Trend, concurrent with the execution of this letter agreement, Trend agrees to issue you warrants to purchase 10,000 shares of common stock of Trend at $1.50 per share exercisable until January 9, 2004.

4) Notwithstanding Trend's unconditional obligation to pay the Loan amount when due instead of receiving repayment of the Loan Amount in U.S. dollars, you may elect in a notice sent to Trend on or before the Loan Repayment Date to require Trend to issue to you on "unit" of Trend securities for each $1.25 of the Loan Amount being converted (inclusive of interest thereon). Each "unit" will consist of one (1) share of Trend common stock and one (1) warrant to acquire a share of Trend common stock at a purchase price of $1.50 per share exercisable by you (and/or his assignee(s)) at any time on or before September 30, 2006. You may make the election described in this paragraph 4 with respect to all or any part of the Loan Amount.

5) Trend hereby agrees that it will cause the shares of common stock described herein and the warrants and the shares of common stock receivable upon exercise of the warrants described in paragraphs 3 and 4 hereof, to be registered under the Securities Act of 1933 and the "Blue Sky" laws of appropriate jurisdictions at the same time as the shares received by Electrum LLC and others who having provided loan facilities of this type to Trend and received shares of common stock, warrants and common stock receivable upon exercise of those warrants are registered under the Securities Act of 1933 and the "Blue Sky" laws of appropriate jurisdictions.

6) The provisions of this letter agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without reference to conflicts or choice of law provisions thereof, and may not be amended or waived without the express written consent of the parties hereto.

7) Trend hereby agrees that all costs for obtaining this Loan Facility, including for the preparation of this letter agreement and the side letter agreements and the legal costs thereof, shall be borne by Trend.

8) This letter agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                                 Sincerely,

                                                 Trend Mining Company


                                                 By: /s/ Kurt Hoffman
                                                     Name:  Kurt J. Hoffman
                                                     Title: President


                                                 Agreed To:



                                                 /s/ Lillian J. Berger
                                                 Lillian J. Berger